Exhibit 99.3

SMARSTOP SELF STORAGE, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION

(Unaudited)

The following unaudited pro forma consolidated statements of operations are based on the historical consolidated statements of operations of SmartStop Self Storage, Inc. (“SmartStop”) and the historical consolidated statements of operations of Strategic Storage Holdings, LLC (“Holdings”). The unaudited pro forma consolidated statements of operations for the year ended December 31, 2013 and for the six months ended June 30, 2014 give effect to this acquisition as if it had been completed as of January 1, 2013.

The information included in the “SmartStop Self Storage, Inc. Historical” column of the unaudited pro forma consolidated statement of operations for the year ended December 31, 2013 sets forth SmartStop’s historical consolidated statement of operations which are derived from SmartStop’s audited consolidated financial statements included in SmartStop’s Annual Report on Form 10-K filed with the SEC for the period ended December 31, 2013. The information included in the “SmartStop Self Storage, Inc. Historical” column of the unaudited pro forma consolidated statement of operations for the six months ended June 30, 2014 sets forth SmartStop’s historical consolidated statement of operations which are derived from SmartStop’s unaudited consolidated financial statements included in SmartStop’s Quarterly Report on Form 10-Q filed with the SEC for the period ended June 30, 2014.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that SmartStop believes are reasonable and factually supportable. These unaudited pro forma financial statements do not purport to represent what the actual financial position or results of operations of SmartStop would have been assuming such transaction had been completed as set forth above nor does it purport to represent the results of operations of SmartStop for future periods.

These pro forma consolidated financial statements should be read in conjunction with the audited and unaudited consolidated financial statements and related notes of SmartStop included in the SEC filings discussed above.

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

(Unaudited)

	SmartStop Self		Pro Forma		SmartStop Self
	Storage, Inc.	Acquisition	Adjustments		Storage, Inc.
	Historical	Note (2)	Note (3)		Pro Forma
Revenues:
Self storage rental income	$80,526,461	$—	$—		$80,526,461
Ancillary operating income	2,608,480	11,149,056	(11,149,056	)(a)	2,608,480

Total revenues	83,134,941	11,149,056	(11,149,056)		83,134,941

Operating expenses:
Property operating expenses	28,350,412	—	1,194,526	(b)	29,544,938
Property operating expenses—affiliates	9,939,687	—	(9,939,687	)(a)	—
General and administrative	3,103,808	8,484,195	(282,526	)(b)	11,305,477
Depreciation	17,271,925	63,843	(11,510	)(c)	17,324,258
Intangible amortization expense	8,237,601	—	640,000	(c)	8,877,601
Property acquisition expenses—affiliates	1,869,974	—	(1,869,974	)(a)	—
Other acquisition expenses	996,724	—	(458,836	)(d)	537,888

Total operating expenses	69,770,131	8,548,038	(10,728,007)		67,590,162

Operating income	13,364,810	2,601,018	(421,049)		15,544,779
Other income (expense):
Interest expense	(18,826,701)	(134,255)	134,255	(e)	(18,826,701)
Deferred financing amortization expense	(1,966,395)	—	—		(1,966,395)
Equity in earnings of real estate ventures	847,143	—	—		847,143
Other	(864,055)	(32,869)	190,145	(f)	(706,779)

Net loss	(7,445,198)	2,433,894	(96,649)		(5,107,953)
Less: Net loss attributable to the noncontrolling interests in our Operating Partnership	35,799	—	67,365	(g)	103,164
Net income attributable to other noncontrolling interests	(37,657)	—	—		(37,657)

Net loss attributable to SmartStop Self Storage, Inc.	$(7,447,056)	$2,433,894	$(29,284)		$(5,042,446)

Net loss per share—basic	$(0.15)	—	—		$(0.10)
Net loss per share—diluted	$(0.15)	—	—		$(0.10)

Weighted average shares outstanding—basic	50,982,783	—	—		50,982,783
Weighted average shares outstanding—diluted	50,982,783	—	—		50,982,783

See notes to pro forma consolidated financial statements.

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2014

(Unaudited)

	SmartStop Self Storage, Inc. Historical	Acquisition Note (2)	Pro Forma Adjustments Note (3)		SmartStop Self Storage, Inc. Pro Forma
Revenues:
Self storage rental income	$45,984,948	$—	$—		$45,984,948
Ancillary operating income	1,469,402	6,275,638	(6,275,638	)(a)	1,469,402

Total revenues	47,454,350	6,275,638	(6,275,638)		47,454,350

Operating expenses:
Property operating expenses	15,487,682	—	697,959	(b)	16,185,641
Property operating expenses—affiliates	5,845,550	—	(5,845,550	)(a)	—
General and administrative	2,119,515	4,690,202	(241,959	)(b)	6,567,758
Depreciation	9,745,884	22,772	3,396	(c)	9,772,052
Intangible amortization expense	3,068,079	—	320,000	(c)	3,388,079
Property acquisition expenses—affiliates	612,245	—	(612,245	)(a)	—
Other acquisition expenses	792,552	—	(719,381	)(d)	73,171

Total operating expenses	37,671,507	4,712,974	(6,397,780)		35,986,701

Operating income	9,782,843	1,562,664	122,142		11,467,649
Other income (expense):
Interest expense	(9,039,661)	—	—		(9,039,661)
Deferred financing amortization expense	(657,257)	—	—		(657,257)
Equity in earnings of real estate ventures	391,463	—	—		391,463
Other	(67,807)	(68,291)	146,930	(f)	10,832

Net income	409,581	1,494,373	269,072		2,173,026
Less: Net (income) loss attributable to the noncontrolling interests in our Operating Partnership	(7,204)	3,440	(43,057	)(g)	(46,821)
Net income attributable to other noncontrolling interests	(2,839)	—	—		(2,839)

Net income attributable to SmartStop Self Storage, Inc.	$399,538	$1,497,813	$226,015		$2,123,366

Net loss per share—basic	$0.01	—	—		$0.04
Net loss per share—diluted	$0.01	—	—		$0.04

Weighted average shares outstanding—basic	56,583,229	—	—		56,583,229
Weighted average shares outstanding—diluted	56,586,979	—	—		56,586,979

See notes to pro forma consolidated financial statements.

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2013 and the Six Months Ended June 30, 2014

(Unaudited)

Note 1. Acquisition

On September 4, 2014, SmartStop and its operating partnership (the “Operating Partnership”), entered into a series of transactions, agreements, and amendments to its existing agreements and arrangements (such agreements and amendments hereinafter referred to collectively as the “Self Administration and Investment Management Transaction”), with Holdings and Strategic Storage Advisor, LLC (the “Advisor”), pursuant to which, effective as of August 31, 2014, SmartStop acquired the self storage advisory, asset management, property management and investment management businesses of Holdings. The Advisor had been responsible for, among other things, managing SmartStop’s affairs on a day-to-day basis and identifying and making acquisitions and investments on SmartStop’s behalf. As a result of the Self Administration and Investment Management Transaction, SmartStop is now self-managed, succeeds to the advisory, asset management and property management arrangements with SST II and SSGT (collectively “the Managed REITs”), and now has the internal capability to originate, structure and manage additional investment products.

Among other agreements, SmartStop and the Operating Partnership entered into the “Holdings Contribution Agreement” with Holdings, whereby, effective August 31, 2014, the Operating Partnership acquired substantially all of Holdings’ operating assets in exchange for $18 million in cash and 773,395 limited partnership units in the Operating Partnership (“OP Units”).

Note 2. Statement of Operations – SmartStop Self Storage, Inc. Pro Forma Consolidated

The unaudited pro forma consolidated statements of operations of SmartStop for the year ending December 31, 2013 and the six months ending June 30, 2014 reflect pro forma adjustments related to the Self Administration and Investment Management Transaction as if it had occurred on January 1, 2013.

Note 3. Statement of Operations – Pro Forma Adjustments

(a)	Reflects the elimination of transactions between Holdings and SmartStop. Holdings’ revenues were all attributable to agreements with SmartStop, and SmartStop’s affiliated fees were paid to Holdings or affiliates of Holdings.

(b)	Represents an allocation of Holdings’ general and administrative expenses to property operating expenses, for costs associated with property operations. Also includes increases in payroll expense as a result of compensation changes made in connection with the Self Administration and Investment Management Transaction.

(c)	Includes adjustments for the year ended December 31, 2013 and the six months ended June 30, 2014 to reflect the depreciation and amortization expense resulting from the preliminary purchase price allocation of the Self Administration and Investment Management Transaction. Amortization expense includes amortization expense on a trademark which has a finite life and was amortized using a 5-year life and amortization on $2.6 million of contracts in place using a 5-year life. The purchase price allocation, and therefore amortization expense, is preliminary and is subject to change.

(d)	Eliminates expenses paid to third parties in connection with the Self Administration and Investment Management Transaction, as those costs are non-recurring in nature.

(e)	Reflects the elimination of Holdings’ interest expense, on debt that was not assumed in connection with the Self Administration and Investment Management Transaction.

(f)	Adjusts Holdings’ other expense, primarily taxes, as they are not expected to occur as part of the consolidated entity. Also reflects the tax implications of the preliminary purchase price allocation of the Self Administration and Investment Management Transaction.

(g)	Reflects an adjustment to the portion of net income (loss) attributable to noncontrolling interest as a result of the Self Administration and Investment Management Transaction, including the OP Units.

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